Exhibit 10.12

Private & Confidential

Our Ref No. PBG/BBB5/1304-SFGS/2024

26 April 2024

Ewell Hong Kong Limited

Flat 707, 7/F

Lakeside 1 Phase 2

8 Science Park West Avenue

Pak Shek Kok, New Territories

Attention: Mr. Yu Chi Tat Dennis

Dear Sirs,

FACILITY LETTER UNDER THE HKMCI SME FINANCING GUARANTEE SCHEME (“100% SFGS SCHEME”)

China CITIC Bank International Limited (the “Bank”) is pleased to inform you that it will consider requests made by the Borrower specified below for the following banking facilities (the “Facilities”) under and subject to the HKMCI SME Financing Guarantee Scheme (the “100% SFGS Scheme”) of the HKMC Insurance Limited (“HKMCI”). The Facilities will be made available to the Borrower on the terms and conditions set out in this letter (the “Facility Letter”).

A.	BORROWER:

Ewell Hong Kong Limited

B.	FACILITIES AND LIMITS:

General Banking Facilities

Type(s) of Facility	Facility Limit(s)
Term Loan	HKD	9,000,000.00
Total Facility Limit:	HKD	9,000,000.00

C.	FACILITIES CONDITIONS:

Term Loan

Drawdown: In one lump sum.

Final Maturity Date: 120 months from the date of drawdown.

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Our Ref No.	:	PBG/BBBS/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

Interest: 2.5% per annum below the prime lending rate for Hong Kong Dollars quoted by the HKMC from time to time (currently at 6.125% per annum) (“Contract Rate”).

Default Interest: 2% per annum over the Contract Rate or such other rate as from time to time determined by the Bank.

Repayment: By 120 monthly fixed principal instalments plus interest, commencing one month after drawdown. The amount of each instalment is subject to fluctuation in the actual interest rate.

Any remaining balance of principal plus accrued interest outstanding on the Final Maturity Date shall be repaid on that date.

Prepayment Conditions: Any partial prepayments shall be in an integral multiple of HKD10,000.00.

D.	SECURITY AND CONDITIONS PRECEDENT

The availability of the Facilities is conditional upon the Bank’s receipt of the following documents, items and evidence (both in the form and substance satisfactory to the Bank):-

1.	This Facility Letter duly signed by the Borrower and all the relevant guarantor.

2.	A Sharing of Credit Data - Customer Consent Form duly executed by the Borrower.

3.	An Application for HKMCI SME Financing Guarantee in the form prescribed by HKMCI duly completed and signed by the Borrower and any other person (other than the Bank) as required therein (the “Application Form”).

4.	A Notification of Result of Application duly issued by HKMCI in relation to the Borrower’s application for the Facilities to which this Facility Letter relates (if applicable).

5.	An Acceptance of Conditions for the issue of the HKMCI SME Financing Guarantee in the form prescribed by HKMCI duly signed by the Borrower and any other person as required therein (the “Acceptance of Conditions”).

6.	A Guarantee duly issued by HKMCI in favour of the Bank in respect of the Facilities under the HKMCI SME Financing Guarantee Scheme applied for by the Borrower to which this Facility Letter relates.

7.	A Guarantee and Indemnity duly executed by Yu Chi Tat Dennis (the “Personal Guarantor”) for an unlimited amount.

8.	A Guarantor/Security Provider Acknowledgement duly signed by the Personal Guarantor.

9.	Acknowledgement and Undertaking in respect of the Facilities and the Scheme as prescribed by the Bank duly executed by the Personal Guarantor.

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Our Ref No.	:	PBG/BBB5/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

10.	Original/certified copies of all necessary consents, approvals and other authorisations (including board resolutions/shareholders resolutions, if applicable) in connection with this Facility Letter and all other documents mention in Part D of this Facility Letter.

11.	Such credit and financial information of the Borrower and the Personal Guarantors as required by the Bank. The Borrower’s audited account of its latest financial year which has been duly certified by its auditor (if the Borrower is a company within the meaning of the Companies Ordinance (Laws of Hong Kong, as amended or supplemented from time to time) or the Borrower’s management account of its latest financial year including the latest tax return issued by the Inland Revenue Department which have been duly certified by its owner(s) (if the Borrower is a sole-proprietorship or partnership).

12.	Certified true copies of the certificate of incorporation, memorandum and articles of association, business registration certificate or equivalent constitutional documents of the Borrower.

13.	Certified true copy of the identity documents of the Personal Guarantor.

14.	Certified true copy of the identity documents of the authorized signatory(ies) of the Borrower.

15.	Such other documents, items or evidence that the Bank may require from time to time.

E.	AGREEMENT AND UNDERTAKINGS

In addition and without prejudice to other terms in this Facility Letter, the Borrower agrees, covenants and undertakes with and to the Bank as follows:

1.	The Facilities are advanced to the Borrower solely for the purpose(s) of paying wages and rents by the Borrower and/or general working capital for its business operations, proceeds from the Facilities must not be used for repaying, restructuring or repackaging existing debts due by the Borrower to the Bank, including any SFGS guaranteed facilities granted to the Borrower by the Bank and the Borrower hereby makes a declaration of such uses in accordance with the provisions of this Facility Letter.

2.	The Borrower shall ensure the satisfaction of and compliance by it and the Facilities with the Guarantee Product Eligibility Criteria under the 100% SFGS Scheme in accordance with the requirements of the HKMCI. The Borrower confirms that it has fully understood, the Guarantee Product Eligibility Criteria under the 100% SFGS Scheme.

3.	The Borrower shall make the drawdown of the Facilities within 30 days of the Bank notifying the Borrower that HKMCI has given an approval-in-principle to the Borrower’s loan application for the said Facilities to which this Facility Letter relates.

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Our Ref No.	:	PBG/BBB5/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

4.	Notwithstanding any other provision in this Facility Letter or any other document or agreement (whether existing or future) between the Bank and the Borrower to the contrary, in respect of the Facilities and any other facility or financial transaction of any kind in relation to which the Borrower and the Bank are parties, if the Borrower fails to pay or repay on a Repayment Date or, as the case may be, the applicable due date all or any part of any amount due and payable under any of them in accordance with the terms thereof, the Bank is entitled (but not obliged) to demand the Borrower to make immediate payment of all outstanding amounts and all obligations (actual or contingent) of the Borrower owing to the Bank by the Borrower (including but not limited to those under the Facilities) and all such amounts and obligations (except those amounts and obligations which for any reason have become due and payable prior to the making by the Bank of such demand) shall thereupon become immediately due and payable in full, and so that on the making of such demand by the Bank (without limitation):

(a)	in relation to any obligation of the Borrower in respect of any outstanding trade or documentary letter of credit, there shall become immediately due and payable by the Borrower an aggregate amount equal to the maximum aggregate amount then payable by the Bank (whether or not subject to the passage of time or the satisfaction of any condition) under such trade or documentary letter of credit;

(b)	the Borrower’s leasing or hire under any finance lease or hire purchase contract shall terminate; and

(c)	in relation to any factoring or other receivables purchase facility or other financial transaction which is not a loan or overdraft otherwise specifically referred to in this clause, there shall become immediately due and payable by the Borrower all outstanding amounts upon demand by the Bank,

(unless the relevant amount(s) shall for any reason have become due and payable prior to the making by the Bank of such demand).

For the purpose of this Facility Letter, “Repayment Date” means, in relation to a Facility, the date on which any amount in respect of that Facility, or any part thereof, becomes due and payable by the Borrower to the Bank according to this Facility Letter (whether by way of payment or repayment).

5.	The Borrower acknowledges and agrees that the HKMCl’s rights, including but not limited to its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of any Personal Guarantor(s) or any person giving any Security or guarantee in favour of the Bank or otherwise in relation to the Facilities.

For the purpose of this Facility Letter, “Security” means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, cash collateral arrangement or other encumbrance of any kind securing, or a right conferring a priority of payment in respect of, any obligation to pay of any person or any other agreement or arrangement having a similar effect, but does not include any lien arising in the ordinary course of trading by operation of law and not by contract (but shall include, in relation to any finance lease or hire purchase contract, the vesting of beneficial ownership of the relevant asset in the finance lessor or hire purchase seller, and shall include, in relation to any factoring or other receivables purchase facility, the vesting of beneficial ownership of the factored or purchased receivables in the factor or purchaser).

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Our Ref No.	:	PBG/8885/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

6.	The Borrower shall not do or permit to be done anything which would prejudice or jeopardize the Bank’s rights and/or the HKMCl’s rights in respect of the Facilities.

7.	The Borrower shall not create, or permit to be created or subsist, any subsequent Security ranking in priority to or pari passu with any Security that may be given to or held by the Bank for the Facilities (whether exclusively or otherwise).

8.	The Borrower agrees to give representations, warranties and undertakings in favour of the Bank on the terms set out as per the Schedule attached to this Facility Letter.

9.	The Borrower shall not sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any proceeds of the relevant Facilities without the prior written consent of the Bank, and, if the foregoing has not been complied with, the Borrower shall ensure that all the proceeds or sums realised or generated as a result shall be paid direct to the Bank for application in or towards payment and discharge of all outstanding principal amount in respect of the Facilities and all obligations (whether actual or contingent) of the Borrower hereunder (the “Principal Indebtedness”) (which shall be reduced by the relevant amount accordingly) in such manner and order as the Bank may absolutely think appropriate as consistent with the 100% SFGS Scheme.

10.

All amounts received by the Bank in relation to any of the Facilities after the Borrower has failed to repay any amount may be applied by the Bank towards payment and repayment of the Principal Indebtedness and any other amounts owing to the Bank in such manner and order as the Bank may absolutely think appropriate.

11.	The Borrower shall not use the Facilities (whether in whole or in part) for (unless for a purpose which is otherwise expressly permitted under this Facility Letter and the 100% SFGS Scheme):

(a)	paying, repaying, restructuring or repackaging all or any part of any loan, credit facility or payment obligation (including any loan referred to as a “classified loan” by the Hong Kong Monetary Authority from time to time) of the Borrower, its Subsidiaries or its Related Entities; and/or

(b)	financing and/or re-financing the acquisition of any business installation, machinery, equipment or other asset that was in the ownership, control or possession of the Borrower, its Subsidiaries and/or its Related Entities (whether as owner or otherwise) on or at any time before the date on which an application for the Facilities under this Facility Letter is received by the Bank.

For the purpose of this clause, “Related Entity” unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of A and B.

For the purpose of the foregoing, “business interest” in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership.

“Subsidiary” has the same meaning given to it in the Companies Ordinance (Laws of Hong Kong, as amended or supplemented from time to time).

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Our Ref No.	:	PBG/8885/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

12.	In addition and without prejudice to any other right the Bank and the HKMCI may have, each of the Bank and the HKMCI may at any time access, inspect, obtain, and make copies of (free of charge), any materials (including any document, record and information) of the Borrower (and its each partner if the Borrower is a partnership) in connection with the rights, interest, obligations or liabilities of the HKMCI under the 100% SFGS Scheme, the related deed between the Bank and the Hong Kong Mortgage Corporation Limited and any Guarantee.

13.	The Borrower agrees that the Bank may provide all or any information and documents relating to the Borrower and/or any of the Facilities to HKMCI, and that HKMCl’s representatives and agents may on request inspect its books, records, accounts and other information relating to its business, whether in paper, electronic or any other form or medium.

14.	The Borrower shall immediately inform the Bank in writing of any change of its directors or beneficial shareholders and any other change in its ownership, control or constitution.

15.	The Borrower shall, upon request, do or not do such thing which in the Bank’s opinion is necessary to enable the Bank to comply with its obligations to the HKMCI under the 100% SFGS Scheme in respect of the Facilities.

16.	All information provided by the Borrower to the Bank for the purpose of the Facilities is to the best of the Borrower’s knowledge true, accurate and complete.

17.	The Borrower hereby confirms and undertakes to the Bank that the Facilities hereunder is not subject to any approval, registration, filing or reporting as required under the Administrative Measures for Review and Registration of Medium- and Long-term Foreign Debts of Enterprises issued by National Development and Reform Commission (“NDRC”) or any other NDRC rules in respect of foreign debt, and if, for any reason, NDRC requires or the Bank reasonably requires the Borrower to obtain or complete any of the forgoing approval, registration, filing or reporting, the Borrower shall obtain or complete such approval, registration, filing or reporting within the time required by NDRC or the Bank and provide the Bank with evidence that such approval, registration, filing or reporting has been duly obtained or completed in form and substance satisfactory to the Bank.

F.	OTHER TERMS AND CONDITIONS

1.	Each application made by the Borrower to use any of the Facilities in whole or in part shall be a request by it to the Bank to extend financing on the terms and conditions set out or referred to in this Facility Letter. No commitment by the Bank to extend any financing shall arise until any application by the Borrower for such financing is accepted by the Bank either expressly or by its extending such financing to the Borrower.

2.	Notwithstanding any provision stated in this Facility Letter, the Facilities are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment and/or cash collateralization of all or any sums actually or contingently owing to it under the Facilities. This Facility Letter stipulates the terms and conditions applicable to the Facilities, if granted, and does not oblige the Bank to extend any financing to the Borrower.

6

Our Ref No.	:	PBG/BBB5/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

3.	The validity period of this letter is subject to the Bank’s annual review and the Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or vary the terms applicable to the Facilities without the consent of any party and without subject to any condition.

4.	The Bank’s Standard Terms for Banking Facilities (2020 Edition) attached and/or referred to this Facility Letter forms an integral part of this Facility Letter and the Borrower agrees to observe and be bound in by the Bank’s Standard Terms for Banking Facilities.

5.	Please note that Rule 87 of the Banking (Exposure Limits) Rules (Cap. 155S of the Laws of Hong Kong) and the Hong Kong Monetary Authority have imposed on the Bank certain limitations on advance to persons related to the directors, controllers, minority shareholder controllers and employees of the Bank (including its branches, subsidiaries and affiliates). In signing this letter, the Borrower confirms to the Bank that it is not in any way related to the Bank’s directors, controllers, minority shareholder controllers or employees within the meaning of Rule 85(1) of the Banking (Exposure Limits) Rules or to the directors or employees of the Bank (including its branches, subsidiaries and affiliates) in the sense that any such person or their relative{s) (as defined under Rule 85(4) of the Banking (Exposure Limits) Rules) are able to control it. The Borrower undertakes to advise the Bank promptly in writing if it becomes so related subsequent to the signing of this letter.

6.	Except as otherwise expressly stated in this letter, no one other than the Bank and the Borrower may enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance, Cap. 623 of the Laws of Hong Kong. Where any clause of this letter entitles any third party to enforce any term of this letter under the Contracts (Rights of Third Parties) Ordinance, the parties reserve the right to vary that term or any other term of this letter without the consent of that third party.

7.	This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8.	This Facility Letter shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

Please confirm your agreement to the terms and conditions of this Facility Letter (incorporating the Bank’s Standard Terms for Banking Facilities (2020 Edition) attached and/or referred to this Facility Letter) by signing and returning to us the duplicate of this Facility Letter to Mr. Timothy Law of our Business Banking at 30/F., Two Taikoo Place, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong by 17 May 2024.

7

Our Ref No.	:	PBG/BBBS/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

If you have any query, please feel free to contact Mr. Timothy Law of our Business Banking at 3603 7369.

Yours faithfully,

For and on behalf of

China CITIC Bank International Limited

Grace Loo
Assistant Vice President Loan Document Operations

GL/ck

We agree to and accept all the terms and conditions set out above and the Bank’s Standard Terms for Banking Facilities (2020 Edition) attached and/or referred to above, which we have read and understood. We acknowledge that we have been advised to note and understand the declaration and notes contained in the Application Form, the Acceptance of Conditions and the related documentation of the 100% SFGS Scheme before execution of such documents, and to seek independent legal advice.

For and on behalf of

Ewell Hong Kong Limited

Date:

8

Our Ref No.	:	PBG/8885/1304-SFGS/2024
Borrower	:	Ewell Hong Kong Limited

I agree and confirm that my guarantee(s) and/or security document(s) shall secure, amongst others, the Borrower’s obligations and liabilities under the above Facilities and under the terms and conditions of this letter (whether existing or new, and as varied or amended by the Bank from time to time) and continue to be in full force and effect.

Acknowledged and countersigned by the personal guarantor

Additional declaration from each guarantor: I acknowledge that I have been advised to note and understand the declaration and notes contained in the Application Form and the related documentation of the 100% SFGS Scheme before execution of such documents, and to seek independent legal advice.

Name:	Yu Chi Tat Dennis
Date:

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